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                                                                    Exhibit 4.5

                           SECOND AMENDMENT AGREEMENT


     This Second Amendment Agreement is made as of the 1st day of November, 1999, among PARK-OHIO INDUSTRIES, INC., an Ohio corporation ("Borrower"), the banking institutions listed on SCHEDULE 1 to the Credit Agreement, as hereinafter defined ("Banks"), KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Banks ("Administrative Agent"), and THE HUNTINGTON NATIONAL BANK, as co-agent for the Banks ("Co-Agent" and, together with Administrative Agent, "Agents").

     WHEREAS, Borrower, Agents and the Banks are parties to a certain Amended and Restated Credit Agreement dated as of November 2, 1998, as amended and as it may from time to time be further amended, restated or otherwise modified, which provides, among other things, for loans aggregating One Hundred Fifty Million Dollars ($150,000,000), all upon certain terms and conditions (the "Credit Agreement");

     WHEREAS, Borrower, Agents and the Banks desire to amend the Credit Agreement to provide for an additional revolving credit tranche thereunder and to modify certain other provisions thereof; and

     WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement:

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other valuable considerations, Borrower, Agents and the Banks agree as follows:

     1. Article I of the Credit Agreement is hereby amended to delete the definitions of "Advantage", "Applicable Margin", "Commitment", "Commitment Percentage", "Commitment Period", "Indenture", "Loan", "Note", "Senior Subordinated Note", "Senior Subordinated Noteholders", "Total Commitment Amount" and "Total Senior Funded Indebtedness" therefrom and to insert in place thereof the following:

         "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of the Debt, if such payment results in that Bank having less than its Pro Rata Share of the Applicable Debt then outstanding, than was the case immediately before such payment.

         "Applicable Margin" shall mean, with respect to any Loan, the number of basis points (depending upon whether such Loan is a Prime Rate Loan or a LIBOR Loan) set forth in the following matrix:

-------------------------------------------------------------------------------
                                         APPLICABLE BASIS      APPLICABLE BASIS
 TYPE OF LOAN                            POINTS FOR LIBOR      POINTS FOR PRIME
                                              LOANS               RATE LOANS
--------------------------------------------------------------------------------
Tranche A Loan                            90 basis points      -100 basis points
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--------------------------------------------------------------------------------
Tranche B Loan                           150 basis points       -50 basis points
--------------------------------------------------------------------------------
Tranche C Loan (at any time that there   170 basis points       -30 basis points
is no Tranche D Loan outstanding)
--------------------------------------------------------------------------------
Tranche C Loan (at any time that there   185 basis points       -15 basis points
is a Tranche D Loan outstanding)
--------------------------------------------------------------------------------
Tranche D Loan                           220 basis points        20 basis points
--------------------------------------------------------------------------------


     Each change in the Applicable Margin with respect to any Tranche C Loan shall be effective immediately. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agents and the Banks pursuant to Articles VII and VIII hereof.

         "Commitment" shall mean the obligation hereunder of the Banks, during the applicable Commitment Period, to make Loans pursuant to the Tranche A Commitments, the Tranche B Commitments, the Tranche C Commitments and the Tranche D Commitments, up to the Total Commitment Amount.

         "Commitment Percentage" shall mean Applicable Commitment Percentage.

         "Commitment Period" shall mean (a) with respect to the Tranche A Commitments, the Tranche B Commitments and the Tranche C Commitments, the period from the Closing Date to April 30, 2001, and (b) with respect to the Tranche D Commitments, the period from the Tranche D Closing Date to
     April 30, 2001; or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

         "Indenture" shall mean both of the following and any thereof (a) the 1997 Indenture and (b) the 1999 Indenture; as either of the foregoing may, with the prior written consent of Administrative Agent and the Majority Banks, be from time to time amended, restated or otherwise modified or replaced.

         "Loan" shall mean the credit extended to Borrower by the Banks in accordance with Section 2.1A, B, C or D hereof.

         "Note" shall mean any Tranche A Note, Tranche B Note, Tranche C Note, Tranche D Note or other note delivered pursuant to this Agreement.

         "Senior Subordinated Noteholder" shall mean any one of the Senior Subordinated Noteholders under any Indenture.

         "Senior Subordinated Notes" shall mean the Senior Subordinated Notes issued pursuant to any Indenture.



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         "Total Commitment Amount" shall mean the principal amount of One
     Hundred Seventy-Five Million Dollars ($175,000,000) (or such lesser amount as shall be determined pursuant to Section 2.5 hereof).

         "Total Senior Funded Indebtedness" shall mean, on a Consolidated basis and in accordance with GAAP, (a) Total Funded Indebtedness minus (b) all Subordinated Indebtedness.

     2. Article I of the Credit Agreement is hereby amended to add the following new definitions thereto:

         "Applicable Commitment Percentage" shall mean, for each Bank, (a) with respect to the Tranche A Commitments, the Tranche B Commitments and the Tranche C Commitments, the percentage set forth opposite such Bank's name under the column headed "Tranche A through Tranche C Commitment Percentage" as described in SCHEDULE 1 hereof; and (b) with respect to the Tranche D Commitments, the percentage set forth opposite such Bank's name under the column headed "Tranche D Commitment Percentage" as described in SCHEDULE 1 hereof.

         "Applicable Debt" shall mean (a) with respect to the Tranche A Commitments, the Tranche B Commitments and the Tranche C Commitments, collectively, (i) all Indebtedness incurred by Borrower to Agents or the Banks pursuant to this Agreement (other than pursuant to the Tranche D Commitments) and includes the principal of and interest on all Notes (other than the Tranche D Notes), (ii) each extension, renewal or refinancing thereof in whole or in part, and (iii) the commitment fees, other fees and any prepayment fees payable hereunder (other than the commitment fees and any prepayment fees payable in connection with the Tranche D Commitments); and (b) with respect to the Tranche D Commitments, collectively, (i) all Indebtedness incurred by Borrower to Agents or the Banks pursuant to the Tranche D Commitments and includes the principal of and interest on the Tranche D Notes, (ii) each extension, renewal or refinancing thereof in whole or in part, and (iii) the commitment fees and any prepayment fees payable in connection with the Tranche D Commitments.

         "Fixed Charge Coverage Ratio Condition" shall mean any time that (a) Borrower's Consolidated Fixed Charge Coverage Ratio (as defined in the Indenture) is less than 2.25 to 1.00, as calculated in accordance with the terms and conditions of the Indenture, or (b) any Subsidiary's Consolidated Fixed Charge Coverage Ratio (as defined in the Indenture) is less than 2.50 to 1.00, as calculated in accordance with the terms and conditions of the Indenture.

         "1997 Indenture" shall mean that certain Indenture dated as of November 25, 1997, between Borrower and Norwest Bank Minnesota, National Association, as trustee, pursuant to which the Senior Subordinated Notes were issued to the Senior Subordinated Noteholders,



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         as the same may, with the prior written consent of Administrative Agent and the Majority Banks, be from time to time amended, restated or otherwise modified or replaced.

         "1999 Indenture" shall mean that certain Indenture dated as of June 2, 1999, between Borrower and Norwest Bank Minnesota, National Association, as trustee, pursuant to which the Senior Subordinated Notes were issued to the Senior Subordinated Noteholders, as the same may, with the prior written consent of Administrative Agent and the Majority Banks, be from time to time amended, restated or otherwise modified or replaced.

         "Pro Rata Basis" or "pro rata basis" shall mean distribution to the Banks by Administrative Agent in accordance with the Applicable Commitment Percentages.

         "Pro Rata Share" or "pro rata share" shall mean, with respect to the Applicable Debt, a Bank's share in accordance with such Bank's Applicable Commitment Percentage.

         "Ratable Account" or "ratable account" shall mean each Bank's share of the Applicable Debt in accordance with such Bank's Applicable Commitment Percentage.

         "Ratable Share" or "ratable share" shall mean each Bank's share of the Applicable Debt in accordance with such Bank's Applicable Commitment Percentage.

         "Ratably" or "ratably" shall mean in accordance with each Bank's Ratable Share.

         "Tranche D Bank" shall mean any Bank with a Tranche D Commitment.

         "Tranche D Closing Date" shall mean November 1, 1999.

         "Tranche D Commitments" shall mean the obligation hereunder of each Tranche D Bank to make Tranche D Loans, during the applicable Commitment Period, up to the amount set forth opposite such Tranche D Bank's name under the column headed "Tranche D Commitment Amount" as set forth on
     SCHEDULE 1 hereof (or such lesser amount as shall be determined pursuant to Section 2.5 hereof); provided that the aggregate amount of the Tranche D Commitments shall not exceed Twenty-Five Million Dollars ($25,000,000).

         "Tranche D Conditions" shall include the following: (a) any payment of principal under this Agreement shall be applied first to the principal then outstanding on the Tranche D Commitments; (b) any payment of interest under this Agreement shall be applied first to the interest then outstanding on the Tranche D Commitments; and (c) any payment of commitment fees or other fees owing under this Agreement shall be applied first to the commitment and other fees then owing with respect to the Tranche D Commitments.

         "Tranche D Leverage Ratio Condition" shall mean any time that a Tranche D Loan is outstanding.



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         "Tranche D Loan" shall mean a Loan granted to Borrower by the Tranche D
     Banks in accordance with Section 2.1D hereof.

         "Tranche D Note" shall mean the Tranche D Note executed and delivered pursuant to Section 2.1D hereof.

     3. Section 2.1 of the Credit Agreement is hereby amended to delete the second and third paragraphs therefrom and to insert in place thereof the following:

         Each Bank, for itself and not one for any other, agrees to participate in Loans made hereunder during the Commitment Period on such basis that
     (a) immediately after the completion of any borrowing by Borrower, the aggregate principal amount then outstanding on the Notes issued to such Bank shall not be in excess of the Maximum Amount for such Bank, and
     (b) such aggregate principal amounts outstanding on the Tranche A Note, the Tranche B Note and the Tranche C Note, respectively, issued to such Bank shall represent that percentage of the aggregate principal amount then outstanding on all Tranche A Notes, Tranche B Notes and Tranche C Notes (including all such Notes held by such Bank), respectively, which is such Bank's Applicable Commitment Percentage; and (c) such aggregate principal amount outstanding on the Tranche D Note issued to such Bank shall represent that percentage of the aggregate principal amount then outstanding on all Tranche D Notes (including the Tranche D Note held by such Bank) which is such Bank's Applicable Commitment Percentage.

         Each borrowing from the Banks hereunder shall be made pro rata according to the Banks' respective Applicable Commitment Percentages. The Loans may be made as Tranche A Loans, Tranche B Loans, Tranche C Loans and Tranche D Loans as follows:

     4. Section 2.1 of the Credit Agreement is hereby amended to add the following new subsection D thereto:

         D. Tranche D Loans. Subject to the terms and conditions of this Agreement, during the applicable Commitment Period, the Tranche D Banks shall make a Tranche D Loan or Tranche D Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the aggregate amount of the Tranche D Commitments; provided, however, that Borrower shall not request any Tranche D Loan hereunder unless the Tranche A Commitments, Tranche B Commitments and Tranche C Commitments have been fully funded. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Tranche D Loans, maturing on the last day of the Commitment Period, by means of any combination of (a) Prime Rate Loans, or
     (b) LIBOR Loans.

         Borrower shall pay interest, for the benefit of the Tranche D Banks, on the unpaid principal amount of Prime Rate Loans outstanding from time to time from the date thereof



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     until paid at the Derived Prime Rate from time to time in effect. Interest on such Prime Rate Loans shall be payable, commencing December 31, 1999, and on the last day of each succeeding March, June, September and December of each year and at the maturity thereof.

         Borrower shall pay interest, for the benefit of the Tranche D Banks, on the unpaid principal amount of each LIBOR Loan outstanding from time to time, from the date thereof until paid, at the Derived LIBOR Rate, fixed in advance for each Interest Period as herein provided for each such Interest Period. Interest on such LIBOR Loans shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three (3) months, the interest must be paid every three (3) months, commencing three (3) months from the beginning of such Interest Period).

         The obligation of Borrower to repay the Prime Rate Loans and the LIBOR Loans made by each Tranche D Bank and to pay interest thereon shall be evidenced by a Tranche D Note of Borrower in the form of EXHIBIT F hereto, dated as of the Tranche D Closing Date, and payable to the order of such Tranche D Bank in the principal amount of its Tranche D Commitment, or, if less, the aggregate unpaid principal amount of Tranche D Loans made hereunder by such Bank. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1D to borrow funds, repay the same in whole or in part and re- borrow hereunder at any time and from time to time during the applicable Commitment Period.

     5. The Credit Agreement is hereby amended to delete Section 2.3 therefrom and to insert in place thereof the following:

         SECTION 2.3. PAYMENT ON NOTES, ETC. Each payment made on Loans hereunder shall be applied first to Tranche D Loans, if any are outstanding, then to Tranche C Loans, if any are outstanding, then to Tranche B Loans, if any are outstanding, and then to Tranche A Loans. All payments of principal, interest and commitment and other fees shall be made to Administrative Agent in immediately available funds for the account of the Banks on a Pro Rata Basis (except as to payments made exclusively for the benefit of Administrative Agent pursuant to the Agent Fee Letter), and Administrative Agent, within one (1) Business Day, shall distribute to each Bank, in accordance with the Tranche D Conditions, its Ratable Share of the amount of principal, interest, and commitment and other fees received by it for the account of such Bank. Whenever payments are made to Administrative Agent "for the benefit of the Banks", "for the benefit of the Banks" shall mean on a Pro Rata Basis. Each Bank shall record (a) any principal, interest or other payment, and (b) the principal amount of the Prime Rate Loans and the LIBOR Loans and all prepayments thereof and the applicable dates with respect thereto, by such method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under each such Note. The aggregate unpaid amount of Loans set forth on the records of Administrative Agent shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Note.



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     Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Note, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that with respect to any LIBOR Loan, if the next succeeding Business Day falls in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

     6. Section 2.4 of the Credit Agreement is hereby amended to delete the first paragraph therefrom and to insert in place thereof the following:

         SECTION 2.4. PREPAYMENT. Borrower shall have the right at any time or from time to time to prepay, on a Pro Rata Basis for all of the Banks, all or any part of the principal amount of the Notes then outstanding as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment, subject, however, to the Tranche D Conditions. Borrower shall give Administrative Agent notice of prepayment of any Prime Rate Loan by not later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made and written notice of the prepayment of any LIBOR Loan not later than 1:00 P.M. (Cleveland, Ohio time) three (3) Business Days before the Business Day on which such prepayment is to be made. Prepayments of Prime Rate Loans shall be without any premium or penalty.

     7. Section 2.5 of the Credit Agreement is hereby amended to delete subsection (e) therefrom and to insert in place thereof the following:

         (e) Borrower may at any time or from time to time permanently reduce in whole or in part the Commitment of the Banks hereunder to an amount not less than the aggregate principal amount of the Loans then outstanding, by giving Agents not fewer than five (5) Business Days' notice, provided that
     (i) any partial reduction shall be applied, on a Pro Rata Basis for all of the Banks, first to the Tranche D Commitments, then to the Tranche C Commitments, then to the Tranche B Commitments and, finally, to the Tranche A Commitments, and (ii) any partial reduction shall be in an aggregate amount of Five Million Dollars ($5,000,000) or any multiple thereof. Administrative Agent shall promptly notify each Bank of the date of each such reduction and such Bank's proportionate share thereof. After each such reduction, the commitment fees payable hereunder shall be calculated upon the Commitment of the Banks as so reduced. If Borrower reduces in whole the Commitment of the Banks, on the effective date of such reduction (Borrower having prepaid in full the unpaid principal balance, if any, of the Notes, together with all interest and commitment and other fees accrued and unpaid), all of the Notes shall be delivered to Administrative Agent marked "Canceled" and Administrative Agent shall redeliver such Notes to Borrower. Any partial reduction in the Commitment of the Banks shall be effective during the remainder of the Commitment Period.



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     8.  Section 2.5 of the Credit Agreement is hereby amended to add new a subsection (f) thereto as follows:

         (f) Borrower shall pay to Administrative Agent, for the account of the Tranche D Banks, as a consideration for the Tranche D Commitments, a commitment fee from the Tranche D Closing Date to and including the last day of the Commitment Period equal to (i) one-half percent (1/2%) per annum, times (ii) the average daily unborrowed amount of the Tranche D Commitments. The commitment fee shall be payable, in arrears, on December 31, 1999 and on the last day of each March, June, September and December thereafter, and on the last day of the Commitment Period.

     9. The Credit Agreement is hereby amended to add a new Section 2.9 thereto as follows:

         SECTION 2.9. FIXED CHARGE COVERAGE RATIO CONDITION. Borrower shall provide immediate written notice to Agents and the Banks at any time that the Fixed Charge Coverage Ratio Condition exists or, within the next three
     (3) months, is likely to exist, and, so long as the Fixed Charge Coverage Ratio exists, Borrower shall not request any Loan, and the Banks shall not be obligated to make any Loan, unless (a) the proceeds of such Loan shall constitute Permitted Indebtedness (as defined in the Indenture), and
     (b) upon request of Administrative Agent, Borrower shall provide to the Banks such evidence of use of proceeds of the Loans and such opinion of counsel with respect to the Indenture, as Administrative Agent may require in its reasonable discretion.

     10. Section 5.7 of the Credit Agreement is hereby amended to delete subsection (c) therefrom and to insert in place thereof the following:

         (c) LEVERAGE RATIO. Borrower shall not suffer or permit at any time the Leverage Ratio to exceed (i) 5.00 to 1.00 for the period from the Closing Date through December 30, 1999 at any time that the Leverage Ratio Condition exists during such period, (ii) on December 31, 1999 through June 29, 2000, 5.00 to 1.00 or, in the event that the Tranche D Leverage Ratio Condition exists, 4.50 to 1.00, and (iii) on June 30, 2000 and thereafter, 5.00 to 1.00 or, in the event that the Tranche D Leverage Ratio Conditions exists, 4.00 to 1.00.

     11. The Credit Agreement is hereby amended to delete Section 6.18 therefrom and to insert in place thereof the following:

         SECTION 6.18. INDENTURE. (a) No Event of Default (as defined in the Indenture) or Default (as defined in the Indenture) exists, nor will any such Event of Default or Default exist immediately after the granting of any Loan, under the Indenture, the Senior Subordinated Notes or any agreement executed by Borrower in connection therewith; (b) no Company has incurred (as defined in the Indenture) any Designated Senior Indebtedness (as defined in the Indenture) other than the Debt; and (c) no Company has "incurred" (as defined



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     in the Indenture) either prior to or after the granting of any Loan, any
     Indebtedness (as defined in the Indenture) in violation of Section 4.06 (Limitation on Additional Indebtedness) of the Indenture.

     12. The Credit Agreement is hereby amended to delete Section 6.19 therefrom and to insert in place thereof the following:

         SECTION 6.19. REVOLVING CREDIT FACILITY. This Agreement (a) constitutes "Revolving Credit Facility" (as defined in the 1999 Indenture), and (b) is a replacement of the Credit Agreement dated as of April 11, 1995, as amended, among Borrower, KeyBank National Association (successor by merger to Society National Bank), as Agent, and the banking institutions listed on Annex 1 attached thereto, and the Credit Agreement dated as of January 14, 1998 among Borrower, KeyBank National Association, as Administrative Agent, The Huntington National Bank, as Co-Agent, and the banking institutions listed on Schedule 1 attached thereto.

     13. The Credit Agreement is hereby amended to delete Section 7.10 therefrom and to insert in place thereof the following:

         SECTION 7.10. INDENTURE. If (a) any Event of Default (as defined in the Indenture), or any event or condition that with the lapse of time or giving of notice or both would constitute an Event of Default (as defined in the Indenture), shall exist under the Indenture, the Senior Subordinated Notes or any agreement executed by Borrower in connection therewith, (b) without the prior written consent of Agents and the Majority Banks, the Indenture or the Senior Subordinated Notes shall be amended or modified in any respect or replaced, or (c) the Senior Subordinated Notes shall be accelerated for any reason.

     14. The Credit Agreement is hereby amended to delete Section 8.4 therefrom and to insert in place thereof the following:

         SECTION 8.4. EQUALIZATION PROVISION. Each Bank agrees with the other Banks that if it, at any time, shall obtain any Advantage over the other Banks or any thereof in respect of the Debt (except under Article III hereof), it shall purchase from the other Banks, for cash and at par, such additional participation in the Applicable Debt as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Bank) to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment for or on behalf of Borrower on any indebtedness owing by Borrower to that Bank by reason of offset of any deposit or other indebtedness, it will apply



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

     such payment first to the Debt owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement), subject to the Tranche D Conditions. Borrower agrees that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank was a direct creditor of Borrower in the amount of such participation.

     15. The Credit Agreement is hereby amended to delete Section 9.9 therefrom and to insert in place thereof the following:

         SECTION 9.9. INDEMNIFICATION OF AGENTS. The Banks agree to indemnify Agents (to the extent not reimbursed by Borrower), in accordance with their Commitment Percentages applicable to the Tranche A Commitments from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agents in their capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agents with respect to this Agreement or any Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney fees) or disbursements resulting from Agents' respective gross negligence, willful misconduct or from any action taken or omitted by Agents, or either thereof, in any capacity other than as agent under this Agreement.

     16. The Credit Agreement is hereby amended to delete Section 10.13 therefrom and to insert in place thereof the following:

         SECTION 10.13. ENTIRE AGREEMENT. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or referred to herein or executed on or as of the Closing Date integrate all of the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof. This Agreement is intended to, and Borrower, Agents and the Banks agree that this Agreement shall, (a) constitute "Revolving Credit Facility" (as defined in the Indenture), and
     (b) be a replacement of the Credit Agreement dated as of April 11, 1995, as amended, among Borrower, KeyBank National Association (successor by merger to Society National Bank), as Agent, and the banking institutions listed on Annex 1 attached thereto, and the Credit Agreement dated as of January 14, 1998 among Borrower, KeyBank National Association, as Administrative Agent, The Huntington National Bank, as Co-Agent, and the banking institutions listed on Schedule 1 attached thereto.



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     17. The Credit Agreement is hereby amended to delete SCHEDULE 1 and
SCHEDULE 2 thereof in their entirety and to insert in place thereof a new
SCHEDULE 1 and a new SCHEDULE 2, in the form of SCHEDULE 1 and SCHEDULE 2, respectively, attached hereto.

     18. The Credit Agreement is hereby amended to add a new EXHIBIT F thereto in the form of EXHIBIT F attached hereto.

     19. In connection with the fee specified in Section 2.8 of the Credit Agreement, Borrower, Agents and the Banks agree that Borrower shall not be obligated to pay the one-fourth percent (1/4%) increase fee set forth in such
Section 2.8 with respect to the increase of the Commitment as a result of the addition of the Tranche D Commitments contemplated in this Second Amendment Agreement, provided that nothing contained in this paragraph shall affect Borrower's obligations with respect to the commitment fees relating to the Tranche D Commitments set forth in subpart (f) of Section 2.5 of the Credit Agreement (as amended by this Second Amendment Agreement).

     20. Concurrently with the execution of this Second Amendment Agreement, Borrower shall:

     (a) execute and deliver to each Tranche D Bank a Tranche D Note dated as of the Tranche D Closing Date, and such Tranche D Note shall be in the form and substance of Exhibit F attached hereto;

     (b) pay to Administrative Agent, for the pro rata benefit of the Tranche D Banks, a facility fee in the amount of One Hundred Sixty Thousand Dollars ($160,000);

     (c) deliver to Administrative Agent a Guaranty of Payment executed by each of Columbia Nut & Bolt Corp., Geneva Rubber Company, Industrial Fasteners Corporation, Integrated Logistics Solutions, Inc., Integrated Logistics Holding Company, Park-Ohio Structural Hardware LLC, Pharmaceutical Logistics, Inc., and Pharmacy Wholesale Logistics, Inc., together with such other corporate governance and authorization documents as requested by Agents;

     (d) cause each Guarantor of Payment to consent and agree to and acknowledge the terms of this Second Amendment Agreement; and

     (e) pay all legal fees and expenses of Administrative Agent in connection with this Second Amendment Agreement.

     21. Borrower hereby represents and warrants to Agents and the Banks that
(a) Borrower has the legal power and authority to execute and deliver this Second Amendment Agreement, (b) the officers executing this Second Amendment Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof, (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower, (d) no Unmatured Event of Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Second Amendment Agreement or by the performance or observance of any provision hereof, (e) Borrower is not aware of any claim or offset against, or defense or counterclaim to, any of Borrower's obligations or liabilities under the Credit Agreement or any Related Writing, and (f) this Second Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

     22. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Second Amendment Agreement is a Related Writing as defined in the Credit Agreement.

     23. Borrower and each Guarantor of Payment, by signing below, hereby waives and releases Administrative Agent, Co-Agent and each of the Banks and the respective directors, officers, employees, attorneys, affiliates and subsidiaries of each of the foregoing from any and all claims, offsets, defenses and counterclaims of which Borrower or such Guarantor of Payment is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

     24. This Second Amendment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     25. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

                  [Remainder of page intentionally left blank.]

     26. JURY TRIAL WAIVER. BORROWER, AGENTS AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENTS AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENTS' OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENTS AND THE BANKS, OR ANY THEREOF.


                                 PARK-OHIO INDUSTRIES, INC.

                                     /s/ James S. Walker
                                 By: _______________________________
                                     James S. Walker, Vice President


                                     /s/ Ronald J. Cozean
                                 and _______________________________
                                       Ronald J. Cozean, Secretary



                                 KEYBANK NATIONAL ASSOCIATION,
                                  as a Bank and as Administrative Agent

                                     /s/ Kenneth M. Merhar
                                 By: __________________________________
                                     Kenneth M. Merhar, Vice President



                                 THE HUNTINGTON NATIONAL BANK,
                                  as a Bank and as Co-Agent

                                   /s/ Timothy M. Ward
                               By: ____________________________________
                                     Timothy M. Ward, Vice President

                                                        SCHEDULE 1

-------------------------------------------------------------------------------------------------------------------------------
       BANKING        TRANCHE A       TRANCHE B       TRANCHE C      TRANCHE A       TRANCHE D       TRANCHE D       MAXIMUM
    INSTITUTIONS      COMMITMENT      COMMITMENT      COMMITMENT      THROUGH       COMMITMENT      COMMITMENT       AMOUNT
                        AMOUNT          AMOUNT          AMOUNT       TRANCHE C        AMOUNT        PERCENTAGE
                                                                    COMMITMENT
                                                                    PERCENTAGE
-------------------------------------------------------------------------------------------------------------------------------
KeyBank              $50,000,000     $12,500,000     $12,500,000       50%          $25,000,000        100%        $100,000,000
National
Association
-------------------------------------------------------------------------------------------------------------------------------
The Huntington       $50,000,000     $12,500,000     $12,500,000       50%               $0             0%         $75,000,000
National Bank
-------------------------------------------------------------------------------------------------------------------------------
Total               $100,000,000     $25,000,000     $25,000,000       100%         $25,000,000        100%
-------------------------------------------------------------------------------------------------------------------------------
Total                                                                                                             $175,000,000
Commitment
Amount
-------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2

                              GUARANTORS OF PAYMENT


Advance Vehicles, Inc.
Blue Falcon Forge, Inc.
Castle Rubber Company
Cicero Flexible Products, Inc.
Columbia Nut & Bolt Corp.
GIS Industries, Inc. (formerly known as Charken Company, Inc.)
General Aluminum Manufacturing Company II
General Aluminum Mfg. Company
Geneva Rubber Company
Industrial Fasteners Corporation
Integrated Logistics Solutions, Inc.
Integrated Logistics Solutions LLC (successor by merger to Arden Industrial
  Products, Inc.)
Integrated Logistics Holding Company
Kay Home Products, Inc.
Park-Ohio Structural Hardware LLC
Pharmaceutical Logistics, Inc.
Pharmacy Wholesale Logistics, Inc.
RB&W Manufacturing LLC (successor by merger to RB&W Corporation)
The Ajax Manufacturing Company
The Metalloy Corporation
Tocco, Inc.

                                    EXHIBIT F

                                 TRANCHE D NOTE

$__________________                                              Cleveland, Ohio
                                                                November 1, 1999


     FOR VALUE RECEIVED, the undersigned, PARK-OHIO INDUSTRIES, INC. ("Borrower") promises to pay on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of _______________________ ("Bank") at the Main Office of KEYBANK NATIONAL ASSOCIATION, as Administrative Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of


 ......................................................................   DOLLARS


or the aggregate unpaid principal amount of all Tranche D Loans made by Bank to Borrower pursuant to Section 2.1D of the Credit Agreement, whichever is less, in lawful money of the United States of America. As used herein, "Credit Agreement" means the Amended and Restated Credit Agreement dated as of November 2, 1998, as amended, among Borrower, the banks named therein, KeyBank National Association, as Administrative Agent, and The Huntington National Bank, as Co- Agent, as the same may from time to time be further amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

     Borrower also promises to pay interest on the unpaid principal amount of each Tranche D Loan from time to time outstanding, from the date of such Tranche D Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1D of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.1D; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

     The portions of the principal sum hereof from time to time representing Prime Rate Loans and LIBOR Loans, and payments of principal of any thereof, will be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note.

     If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum which shall be the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds. In the event of a failure to pay interest or principal, when the same becomes due, Bank may collect and Borrower agrees to pay a late charge of an amount equal to the greater of
(a) ten percent (10%) of the amount of such late payment, or (b) Twenty Five Dollars ($25).

     This Note is one of the Tranche D Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

     Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

     The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that Agents' or the Banks' attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Agents or the Banks.

                                       PARK-OHIO INDUSTRIES, INC.


                                       By: _______________________________
                                           James S. Walker, Vice President



                                       and _______________________________
                                           Ronald J. Cozean, Secretary



================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."
================================================================================

                            GUARANTOR ACKNOWLEDGMENT
                            ------------------------

     Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Second Amendment Agreement. Each of the undersigned further agrees that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned shall remain in full force and effect and be unaffected hereby.

                               ADVANCE VEHICLES, INC.
                               INTEGRATED LOGISTICS SOLUTIONS
                                  LLC (successor by merger to
                                  Arden Industrial Products, Inc.)
                               BLUE FALCON FORGE, INC.
                               CASTLE RUBBER COMPANY
                               GIS INDUSTRIES, INC.,
                                  (formerly known as Charken Company, Inc.)
                               CICERO FLEXIBLE PRODUCTS, INC.
                               GENERAL ALUMINUM MANUFACTURING COMPANY II
                               GENERAL ALUMINUM MFG. COMPANY
                               KAY HOME PRODUCTS, INC.
                               RB&W MANUFACTURING LLC (successor
                                  by merger to RB&W Corporation)
                               THE AJAX MANUFACTURING COMPANY
                               TOCCO, INC.
                               THE METALLOY CORPORATION


                                   /s/ James S. Walker
                               By: ____________________________________
                                   James S. Walker, Vice President
                                   of each of the foregoing Companies


                                   /s/ Ronald J. Cozean
                               By: ___________________________________
                                   Ronald J. Cozean, Secretary
                                   of each of the foregoing Companies